SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C. 20549

                                           FORM 8-K

                                       CURRENT REPORT

                            Pursuant to Section 13 or 15 (d) of
                            The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): December 5, 1995



                                      SDN BANCORP, INC.
                    (Exact name of registrant specified in its charter)


       (Delaware)              (2-76555)                   (95-3583749)
----------------------------  ------------------------    ----------------
(State of other jurisdiction  (Commission File Number)    (I.R.S. Employer
 of incorporation)                                         Identification
                                                           Number)

 135 Saxony Road, Encinitas, CA                           92024-0905
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)

  Registrant's telephone number, including area code:  (619) 436-6888

Item 4.         Changes in Registrant's Certifying Public Accountant

        On December 11, 1995, the Board of Directors of SDN Bancorp, Inc. (the "Company") approved the engagement of Price Waterhouse LLP as the Company's independent auditor for the Company's fiscal year ending December 31, 1995. Deloitte & Touche LLP was the Company's previous auditor and had conducted the audit of the Company for the fiscal year ended December 31, 1994. Deloitte & Touche LLP had not been formally engaged, however, as the Company's independent auditor for the 1995 fiscal year, and was dismissed by the Company by letter dated December 5, 1995. The Company's Board of Directors concurred in the recommendation of its Audit Committee that it would be in the Company's best interests toengage Price Waterhouse LLP as the Company's independent auditor for the 1995 fiscal year.

        During the Company's two most recent fiscal years and the subsequent interim period preceding the engagement of Price Waterhouse LLP, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events of the type described in Paragraphs (a)(1)(v) and (a)(2) of Item 304 of Regulation S-K.

        Deloitte & Touche LLP's report on the financial statements of the Company for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for (A) the following disclaimer which was part of Deloitte & Touche LLP's report of the Company's 1994 financial statements:

                The accompanying consolidated financial statements have been prepared assuming that SDN Bancorp and its wholly owned subsidiary, San Dieguito National Bank, (the"Bank") will continue as going concerns. As described in Note 2 to the consolidated financial statements, at December 31, 1994, the Bank did not meet the minimum capital requirements prescribed by the Office of the Comptroller of the Currency
        (OCC). The Bank is operating under an agreement with the OCC that requires it to meet prescribed capital requirements. If the Bank is unable to comply with the terms of the agreement, one or more regulatory sanctions may result, including restrictions as to the source of deposits and the appointment of a conservator or receiver. These matters raise substantial doubt about the Bank's (and, consequently, SDN Bancorp's) ability to continue as a going concern. It is the opinion of management that the future of the Bank will depend on its ability to obtain additional capital in a timely manner. If such additional capital is not obtained, it is likely that there will be some form of regulatory intervention (including placing the Bank in conservatorship) in the operations of the Bank. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
                Because of the possible material effects of the uncertainty referred to in the preceding paragraph, we are unable to express, and we do not express, an opinion of the consolidated financial statements for 1994.

and (B) the following disclaimer which was part of Deloitte & Touches LLP's report of the Company's 1993 financial statements:

                The accompanying 1993 consolidated financial statements have been prepared assuming the SDN Bancorp and its wholly-owned subsidiary, San Dieguito National Bank, (the "Bank") will continue as going concerns. As discussed in Note 2 to the consolidated financial statements, at December 31, 1993, the Bank did not meet the minimum capital requirements prescribed by the Office of the Comptroller of the Currency (OCC). The Bank is operating under an agreement with the OCC that requires it to meet prescribed capital requirements by no later than March 31, 1994. If the Bank is unable to comply with the terms of the agreement, one or more regulatory sanctions may result, including restrictions as to the source of deposits and the appointment of a conservator or receiver. These matters raise substantial doubt about the Bank's (and, consequently, SDN Bancorp's) ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The Company has furnished Deloitte & Touche LLP with a copy of the disclosure it is making in response to Item 304 of Regulation S-K and has requested that its former accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of Deloitte & Touche LLP's letter in response to such request is filed as Exhibit 1 to this Form 8-K.

        During the Company's 1993 and 1994 fiscal years and during the interim period since December 31, 1994, the Company did not consult with Price Waterhouse LLP with regard to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered in connection therewith the results of which consultation were a factor in the decision to engage Price Waterhouse LLP, and did not consult with Price Waterhouse LLP with regard to any matter that was a subject of a disagreement or other reportable event with the Company's prior auditors.

        On September 30, 1995 (the "Closing Date"), the Company issued shares of its Common Stock constituting a controlling interest in the Company to Dartmouth Capital Group, L.P. ("Dartmouth") and certain persons affiliated with Dartmouth (the "Transaction"). Price Waterhouse LLP had served as an advisor to Dartmouth in the course of the Transaction. Since the Closing Date, Dartmouth has continued to consult with Price Waterhouse LLP with regard to various issues. Neither before nor after the Closing Date did Dartmouth or any current member of the Company's Audit Committee consult with Deloitte & Touche LLP regarding the application of accounting principles to the Transaction.

Item 7 Financial Statements and Exhibits

(C)     Exhibits
        1. Letter dated December 11, 1995 from Deloitte & Touche LLP, the former independent certified accountant for the Company.


                                                Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SDN BANCORP, INC.


                                              By:Robert P. Keller /s/
                                               --------------------
                                                 Robert P. Keller
                                                 President

Dated:  December 11, 1995